Unilever Recovery Policy Subject: Effective From: Latest review: Recovery Policy applicable to Variable Remuneration 01 December 2023 November 2023 Subject Process: Global Reward Standard New Review Date: 01 December 2024 Contact: Global.Equity@unilever.com

Page 2 HR Standard – Recovery Policy - Contents Table Unilever Recovery Policy .................................................................................................... 1 Recovery Policy ................................................................................................................... 3 1. Introduction .................................................................................................................... 3 2. Applies to ........................................................................................................................ 3 3. Definitions ................................................................................................................... 3-4 4. Recovery of erroneously awarded compensation ..................................................... 4 5. Application of Recovery Policy ..................................................................................... 4 6. Duration of recovery period ...................................................................................... 4-5 7. Amount of recovery ....................................................................................................... 5 8. Variable remuneration .................................................................................................. 5 9. Method of recovery .................................................................................................... 5-6 10. General .......................................................................................................................... 6 8. Supporting Documentation ......................................................................................... 6

Page 3 HR Standard – Recovery Policy - Recovery Policy 1. Introduction This policy is intended to comply with section 303A.14 of the New York Stock Exchange (NYSE) Listed Company Manual, which requires companies listed on the NYSE to adopt and comply with a written Recovery Policy to recover reasonably promptly the amount of erroneously awarded variable remuneration in the event of a required accounting restatement. 2. Applies to This Recovery Policy applies to former and current members of the Unilever Leadership Executive (ULE) and any other employees as legally required from time to time (Executive Officers). This Recovery Policy applies in addition to the Malus and Clawback Policy, which can be found here: Malus Policy. This Recovery Policy applies to any relevant variable remuneration received by Executive Officers from 1 October 2023 or the date they became Executive Officers, whichever is the later. 3. Definitions A) BDA: Bonus Deferral Award. B) Executive Officers: any current member of the ULE or former member of the ULE (and any other employees as legally required from time to time) within the performance period to which any financial restatement relates. C) Erroneously awarded compensation: the amount of variable remuneration received that exceeds the amount of variable remuneration that otherwise would have been received had it been determined based on the restated amounts. D) Financial reporting measures: are measures that are determined and presented in accordance with the accounting principles used in preparing Unilever’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return (TSR) are also financial reporting measures. E) Variable remuneration: is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, for example, annual bonus, long-term incentive scheme (including MCIP, PSP, TSA, BDA). F) MCIP: Management Co-Investment Plan.

Page 4 HR Standard – Recovery Policy - G) NYSE: New York Stock Exchange H) PSP: Performance Share Plan. I) Received: Variable remuneration is deemed received in Unilever’s fiscal period during which the financial reporting measure specified in the variable remuneration award is attained, even if the payment or grant of the variable remuneration occurs after the end of that period. J) Restatement: an accounting restatement due to material non-compliance with any financial reporting requirement under securities law in the US. This includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected or left uncorrected in the current period. K) TSA: Targeted Share Award. 4. Recovery of erroneously awarded compensation Unilever will recover reasonably promptly from Executive Officers the amount of erroneously awarded variable remuneration in the event Unilever is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under securities law in the US (Restatement). This includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected or left uncorrected in the current period. 5. Application of Recovery Policy This Recovery Policy applies while Unilever is listed on the NYSE. It applies to all variable remuneration received by an Executive Officer after beginning service as an Executive Officer or 1 October 2023, whichever is the later, who served as an Executive Officer at any time during the performance period for the applicable variable remuneration. 6. Duration of recovery period The recovery period is the three completed financial years before the date Unilever is required to prepare a Restatement. This means that if it is required to recover erroneously awarded compensation, Unilever may recover the amount

Page 5 HR Standard – Recovery Policy - from any variable remuneration awarded to an Executive Officer in the three financial years prior to the date of the Restatement. The date of the Restatement is the earlier of the date Unilever concludes (or reasonably should have concluded) that a Restatement is required or the date a court, regulator or other legally authorised body directs Unilever to prepare a Restatement. 7. Amount of recovery The amount of variable remuneration that will be recovered is the amount of variable remuneration received that exceeds the amount of variable remuneration that otherwise would have been received had it been determined based on the restated amounts. The erroneously awarded compensation must be calculated and recovered on a gross basis. For any variable remuneration that is based on stock price or TSR where the amount of erroneously awarded compensation is not subject to mathematical calculation directly from the information in the Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or TSR upon which the variable remuneration was received. 8. Variable remuneration This Recovery Policy applies to any part of any variable remuneration that is determined by financial reporting measures. For example, the portion of annual bonus and long-term incentive schemes that are determined by financial performance measures, such as sales growth, free cash flow, operating profit, return on invested capital or other financial measures. This Recovery Policy does not apply to fixed pay, benefits, or portion of annual bonus and long-term incentive schemes that are determined by non-financial performance measures i.e. sustainability progress index. Stock price and TSR are also financial reporting measures. 9. Method of recovery The Executive Officer will be notified if a Restatement has occurred that has resulted in the requirement for Unilever to recover erroneously awarded compensation. Unilever will inform the Executive Officer of the amount of the erroneously awarded compensation and how it is proposed that the amount will be recovered.

Page 6 HR Standard – Recovery Policy - Unilever will recover any erroneously awarded compensation from the Executive Officer’s variable remuneration due to be awarded or vested in the year of the date of the Restatement. If there is any remaining amount, this will be deducted from any unvested variable remuneration related to the three financial years preceding the date of the Restatement. If there is any remaining amount, the Executive Officer will be required to repay this amount to Unilever, but not more than any variable remuneration received by the Executive Officer in the three financial years preceding the date of the Restatement. The Executive Officer is required to repay the erroneously awarded compensation promptly on request from Unilever. 10. General A) For the avoidance of doubt, this Recovery Policy can apply even if the Executive Officer was not responsible for the Restatement in question. B) The Executive Officer will not be entitled to any compensation or indemnification in respect of any recovery under this policy. As such, if any Executive Officer wishes to take out insurance in respect of any recovery under this policy, such Executive Officer member must do so at their own arrangement and cost. C) The operation of recovery will not limit any other remedy Unilever or any member of the Unilever group of companies may have in relation to Executive Officer. D) This policy may be amended, updated, replaced or withdrawn at any time at the Company’s discretion. 8. Supporting Documentation Developed by: Global Reward Expertise Approved by: Placid Jover Unilever reserves the right to terminate, suspend, modify or amend from time-to-time any benefits, programs, policies or procedures.